Exhibit 99.1

Media Contact:	Investor Relations Contact:
Jason Davis	Carolyn Bass, Jon Avidor
Horn Group	Market Street Partners
646-688-0588	415-445-3240
jdavis@horngroup.com	ir@taleo.com
Taleo Reports Strong Second Quarter 2007 Financial Results
Dublin, Calif., — August 2, 2007 — Taleo (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced record financial results for the second quarter ended June 30, 2007.
Second Quarter Highlights Include:
•	Revenues of $31.0 million, an increase of 32% year-over-year, and 8% quarter over quarter.

•	GAAP net loss of $(1.8) million, or $(0.07) per fully diluted share, an improvement year-over-year of 4% and 30%, respectively.

•	Non-GAAP net income of $2.8 million, or $0.10 per fully diluted share compared to a non-GAAP net loss of $(192,000), or $(0.01) per fully diluted share reported in the second quarter of 2006.

•	Customer base grew to over 1,200 customers with more than 1,080,000 users.
“Taleo’s continued momentum during the second quarter was a result of strong demand for our products and solid business execution across the board,” commented Michael Gregoire, President and CEO of Taleo. “We produced a quarter with record revenues, while reliably delivering our solutions to over one million users. During the quarter, we added 21 new Taleo Enterprise Edition and a record 167 new Taleo Business Edition customers. We also executed in product development, as we launched Taleo Enterprise Edition 7.5, the biggest release in the company’s history. Taleo has shown that it can innovate by developing industry-leading new products, and execute by growing organically and managing operations with precise control. The result is our most successful quarter to date, with Taleo serving more customers than ever before.”
Additional Second Quarter Business Highlights:
•	Signed 188 new customers, bringing Taleo’s customer base to over 1,200 organizations around the world.

•	New customers include: Paychex, Telstra Corporation, Purdue University, Fresh Market, Garmin International, BJC Healthcare, Group Banques Populaires, Export Development Canada, Hutchison Telecommunications, Taranaki District Health Board, Arthur D. Little Inc., Alexis Healthcare, The Motley Fool, CARE USA, Tropicana Casinos and Resorts, CHANEL, E! Networks, BlackRock, and Insight.

•	Released Taleo Enterprise Edition™ 7.5 and migrated three leading adopters to the new release: Proctor and Gamble, Starwood Hotels and Intermountain HealthCare. Taleo Enterprise Edition™ 7.5 features Web 2.0 technologies and hundreds of enhancements that improve talent management processes for recruiters, hiring managers, and job candidates at large enterprises.

•	Announced implementation of Taleo’s Enterprise Edition at InterContinental Hotels Group and Omni Industries.

•	Launched new business unit focused on small and medium businesses headed by Jason Blessing, Group Vice President.

•	Strengthened management team with the addition of Chief Marketing Officer, Al Campa.

•	Processed over 1.2 billion customer transactions, more than 300,000 hires, and 9.9 million applications from 5.8 million new candidates.

•	Maintained 99.98% system availability, during the release of the company’s largest product rollout.

•	Grew global presence by adding more than 95,000 new users to bring the total number of users to over 1,080,000 worldwide, with candidates using the application in 21 languages and in over 100 countries.
“The breadth and depth of Taleo’s solutions are unmatched in the talent management arena. We satisfy the needs of the enterprise with a scalable, non-customized code base, and serve over 900 small to medium-sized business customers with an extremely powerful yet easy to use solution,” stated Gregoire. “Given our momentum, we feel that we are well positioned for the second half of 2007 and beyond.”
Taleo delivered the following results for the second quarter ended June 30, 2007:
Revenue: Total revenue for the second quarter was $31.0 million, representing an increase of 32% on a year-over-year basis. Application revenue for the second quarter was $25.6 million, an increase of 34% on a year-over-year basis. Services revenue for the second quarter was $5.4 million, an increase of 21% on a year-over-year basis.
Net Loss and Net Loss Per Share to Common Stockholders: Net loss in accordance with accounting principles generally accepted in the United States, or GAAP, was $(1.8) million for the second quarter, driven primarily from the recording of a net, non-cash income tax reserve of $2.9 million. This compares to a GAAP net loss of $(1.8) million in the same period last year. Net loss for the second quarter of 2007 and the second quarter of 2006 includes share-based compensation expense of $1.6 million and $1.4 million, respectively, pursuant to the adoption on January 1, 2006 of Financial Accounting Standards Board (FASB) Statement No. 123(R), “Share-Based Payment” (SFAS 123(R)), which requires companies to expense the fair value of employee stock options and similar stock based compensation awards. Net loss per fully diluted share was $(0.07) for the second quarter of 2007 based on 23.9 million weighted average shares outstanding compared to net loss per fully diluted share of $(0.10) for the same period in 2006 based on 19.2 million weighted average shares outstanding.
Non-GAAP Net Income / (Loss) and Non-GAAP Net Income / (Loss) Per Share: Non-GAAP net income / (loss), which excludes loss on disposal of fixed assets, share-based compensation expense pursuant to SFAS 123(R), amortization of acquired intangibles and non cash income tax reserve, was $2.8 million for the second quarter of 2007, compared to a non-GAAP net loss of $(0.2) million in the same period last year. Non-GAAP net income per fully diluted share was $0.10 for the second quarter of 2007 based on 28.2 million weighted average shares outstanding compared to non-GAAP net loss per fully diluted share of $(0.01) for the same period in 2006 based on 19.2 million weighted average shares outstanding.
Conference Call Details In conjunction with this announcement, Taleo will host a conference call today at 4:30 p.m. EDT to discuss the company’s second quarter 2007 financial results. To access this call, dial 800-901-5213 using passcode 16327324. A replay of this conference call will be available through August 9, 2007 at 888-286-8010. The replay passcode is 61443101. A live webcast of this conference call will be available on the “Investor Relations” page of the company’s Web site, (www.taleo.com) and a replay will be archived on the Web site as well.
About Taleo
Taleo (NASDAQ: TLEO) is the leader in on demand, web-based hiring and talent management solutions that empower organizations of all sizes, around the world to source and manage their candidates. More than 1,200 organizations use Taleo (including a third of the Fortune 100 firms) to recruit and retain top talent with over 1,080,000 users processing 5.8 million candidates from over 100 countries. Requiring no capital investment, Taleo’s software as a service and on demand delivery offers 99.9% availability.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, new product development, market growth, the demand for Taleo’s solutions and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including the volatility of our stock price due to the difficulty in predicting operating results and the long sales cycle for our software; failure to develop new software products or enhance existing products; failure to retain key staff; the failure to maintain historical maintenance renewal rates; and the failure to properly protect our proprietary rights and intellectual property. Further information on potential factors that could affect actual results is included in Part I, Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on March 16, 2007, in Part II, Item 1A of Taleo Quarterly Report on Form 10-Q, as filed with the SEC on May 10, 2007, and in other reports filed by Taleo with the SEC.
Non-GAAP Financial Measures
Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income / (loss) and non-GAAP net income / (loss) per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude loss on disposal of fixed assets, share-based compensation expense pursuant to SFAS 123(R), amortization of acquired intangibles and non-cash income tax reserve.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$69,020	$58,785
Restricted cash	238	2,722
Accounts receivable, net	31,993	25,952
Prepaid expenses and other current assets	5,012	3,657
Investment credit receivable	3,645	4,395

Total current assets	109,908	95,511

Property and equipment, net	17,837	12,928
Restricted cash	848	1,048
Other assets	2,687	1,448
Goodwill	8,058	6,028
Other Intangibles, net	1,429	457

Total assets	$140,767	$117,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$17,400	$18,708
Customer deposits	1,752	80
Deferred revenue	28,238	18,547
Capital lease obligation, short-term	96	381

Total current liabilities	47,486	37,716

Customer deposits and long-term deferred revenue	—	360
Other liabilities	5,703	1,101
Capital lease obligation, long-term	3	17
Class B Redeemable Common Stock	—	—

Total liabilities	53,192	39,194

Exchangeable share obligation	458	796

Stockholders’ equity:
Capital stock	—	—
Additional paid-in capital	142,163	133,610
Accumulated deficit	(56,115)	(56,329)
Treasury stock	—	(158)
Accumulated other comprehensive income	1,069	307

Total stockholders’ equity	87,117	77,430

Total liability and stockholders’ equity	$140,767	$117,420

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
(Unaudited)

	Three Months Year Ended		Six Months Year Ended
	June 30		June 30
	2007	2006	2007	2006
Revenue:
Application	$25,596	$19,031	$49,251	$37,247
Consulting	5,358	4,441	10,420	8,389

Total revenue	30,954	23,472	59,671	45,636

Cost of revenue (note 1):
Application	5,304	4,572	10,368	8,809
Amortization of acquired intangibles	36	249	72	498

Total cost of application revenue	5,340	4,821	10,440	9,307
Consulting	4,670	3,212	8,459	6,533

Total cost of revenue	10,010	8,033	18,899	15,840

Gross profit	20,944	15,439	40,772	29,796

Operating expenses (note 1):
Sales and marketing	8,471	7,919	16,988	14,272
Research and development	5,492	4,818	10,895	9,600
General and administrative	6,482	5,287	11,876	9,774

Total operating expenses	20,445	18,024	39,759	33,646

Income / (loss) from operations	499	(2,585)	1,013	(3,850)

Other income / (expense):
Interest income	676	777	1,349	1,486
Interest expense	(10)	(13)	(29)	(43)

Total other income	666	764	1,320	1,443

Income / (loss) before provision for income tax	1,165	(1,821)	2,333	(2,407)

Provision for income taxes	2,918	7	3,178	15

Net loss attributable to Class A common stockholders	$(1,753)	$(1,828)	$(845)	$(2,422)

Net loss per share attributable to Class A common stockholders — basic and diluted	$(0.07)	$(0.10)	$(0.04)	$(0.13)

Weighted average Class A common shares — basic and diluted	23,908	19,229	23,359	19,013

NOTES

1. Includes share-based compensation expense pursuant to SFAS 123(R)
Application COS	$79	$47	$142	$88
Service COS	121	51	211	91

COS Subtotal	200	98	353	179

Sales & Marketing Operating Cost	403	246	763	463
R&D Operating Cost	285	154	528	277
G&A Operating Cost	692	889	1,321	1,293

SG&A Subtotal	1,380	1,289	2,612	2,033

Total share-based compensation expense	$1,580	$1,387	$2,965	$2,212

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)
Reconciliation of GAAP net loss and non-GAAP net income / (loss):

	Three Months Year Ended		Six Months Year Ended
	June 30		June 30
	2007	2006	2007	2006
GAAP net loss reported above	$(1,753)	$(1,828)	$(845)	$(2,422)
Add back:
Loss on disposal of fixed assets	—	—	—	181
Share-based compensation expense (SFAS 123(R))	1,580	1,387	2,965	2,212
Amortization of acquired intangibles	97	249	149	498
Non-cash income tax reserve	2,899	—	2,899	—

	4,576	1,636	6,013	2,891

Non-GAAP net income / (loss)	$2,823	$(192)	$5,168	$469

Non-GAAP net income / (loss) per share
Basic	$0.12	$(0.01)	$0.22	$0.02

Diluted	$0.10	$(0.01)	$0.20	$0.02

Reconciliation of basic and fully diluted share count:

Basic	23,908	19,229	23,359	19,013

Add: Weighted Average — Series B common stock	1,274	—	1,476	3,896
Weighted Average — warrants & options	3,057	—	1,545	2,576

Diluted	28,239	19,229	26,380	25,485

Taleo Corporation
Consolidated Statement of Cash Flows
(all amounts in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(845)	$(2,422)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,827	2,314
Loss on disposal of fixed assets	—	181
Amortization of tenant inducements	(93)	(52)
Stock-based compensation expense	2,965	2,212
Director fees settled with stock	112	—
Bad debt expense	310	1
Interest earned on restricted cash	1	—
Changes in working capital accounts:
Accounts receivable	(5,986)	(1,962)
Prepaid expenses and other assets	(1,272)	(664)
Investment credit receivable	1,115	1,658
Accounts payable and accrued liabilities	(218)	(115)
Deferred revenues and customer deposits	10,747	6,971

Net cash provided by operating activities	9,663	8,122

Cash flows from investing activities:
Acquisition of property and equipment	(4,082)	(5,100)
Restricted cash — decrease	2,704	46
Acquisition of business	(3,071)	—

Net cash used in investing activities	(4,449)	(5,054)

Cash flows from financing activities:
Principal payments on capital lease obligations	(308)	(293)
Proceeds from stock options and warrants exercised	5,083	859

Net cash provided by financing activities	4,775	566

Effect of exchange rate changes on cash and cash equivalents	246	70

Increase in cash and cash equivalents	10,235	3,704
Cash and cash equivalents:
Beginning of period	58,785	59,346

End of period	$69,020	$63,050

Supplemental cash flow disclosures:
Cash paid for interest	$7	$25

Cash paid for income taxes	$124	$—

Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable and accrued liabilities	$3,686	$2,625
Contingent shares issuable	$—	$80
Contingent shares issued	$—	$81
Class B common stock exchanged for Class A common stock	$16,101	$12,090
Treasury stock issued to employees under ESPP	$450	$—
Treasury stock acquired to settle payroll taxes	$292	$—